Exhibit 11.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to incorporate our audit report dated April 28, 2023, with Compound Real Estate Bonds, Inc (“CBI) Post-Effective Amendment filed on SEC Form 1-A under the Securities Act of 1933. Our report is on the consolidated financial statements of CBI for the year ended December 31, 2022, and for the period from inception (November 2, 2021) to December 31, 2021.

Very truly yours,

Integritat Audit, Accounting & Advisory, LLC

Boca Raton, FL USA

February 4, 2025